     As filed with the Securities and Exchange Commission on April 26, 2005
                          Registration No. 333-_______





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                THE BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       Delaware                               23-3016517
        ----------------------------------------          -------------------
              (State or other jurisdiction                 (I.R.S. Employer
            of incorporation or organization)             Identification No.)

          405 Silverside Road, Wilmington, DE                    19809
        ----------------------------------------          -------------------
        (Address of Principal Executive Offices)              (Zip Code)


                             1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Betsy Z. Cohen
                             Chief Executive Officer
                                The Bancorp, Inc.
                               405 Silverside Road
                              Wilmington, DE 19809
                     _______________________________________
                     (Name and address of agent for service)


                                 (302) 385-5000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                           J. Baur Whittlesey, Esquire
                                    Ledgewood
                        1521 Locust Street - Eighth Floor
                             Philadelphia, PA 19102
                                 (215) 731-9450

                         CALCULATION OF REGISTRATION FEE

                                                   PROPOSED    PROPOSED
                                                   MAXIMUM     MAXIMUM
                                                   OFFERING   AGGREGATE    AMOUNT OF
    TITLE OF SECURITIES TO BE      AMOUNT TO BE   PRICE PER    OFFERING   REGISTRATION
            REGISTERED             REGISTERED(1)   SHARE(2)    PRICE(2)       FEE
---------------------------------  -------------  ---------  -----------  ------------
Common Stock, par value $1.00 per
share                                 1,000,000     $13.89   $13,890,000     $1,634.85

___________________
(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also shall be deemed to cover an indeterminate number of additional shares of common stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on April 21, 2005.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Explanatory Note to Part I of Form S-8.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Explanatory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the registrant filed with the SEC are incorporated by reference in this registration statement:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on March 31, 2005.

         o  Current Report on Form 8-K filed on January 6, 2005.

         o  Current Report on Form 8-K/A filed on March 9, 2005.

         o  Current Report on Form 8-K filed on April 22, 2005.

         o The description of registrant's common stock contained in the Registration Statement on Form 8-A filed on November 10, 2004.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees incurred in connection with such proceedings).

         The registrant's Certificate of Incorporation provides for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. Under the provisions of the registrant's Bylaws, the registrant is required to indemnify officers or directors to the same extent as under the current provisions of Section 145 of the Delaware General Corporation Law.

         The foregoing standards also apply with respect to the indemnification of expenses incurred in a stockholder derivative suit. However, a director or officer may only be indemnified for settlement amounts or judgments incurred in a derivative suit to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         In accordance with the Delaware General Corporation Law, the registrant's Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the registrant or its stockholders for monetary damages except (i) for breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

         The registrant maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits furnished as part of this registration statement on Form S-8 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a) of Regulation S-K

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 26, 2005.

                                              THE BANCORP, INC.


                                              By:  /s/ Betsy Z. Cohen
                                                  ---------------------------
                                                    Betsy Z. Cohen
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Betsy Z. Cohen, Frank M. Mastrangelo and Martin F. Egan, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           /s/ Betsy Z. Cohen                                            Date: April 26, 2005
           ----------------------------------------------------------
           BETSY Z. COHEN, Chief Executive Officer and Director
           (principal executive officer)

           /s/ Frank M. Mastrangelo                                      Date: April 26, 2005
           ----------------------------------------------------------
           FRANK M. MASTRANGELO, President, Chief Operating
           Officer and Director

           /s/ Martin F. Egan                                            Date: April 26, 2005
           ----------------------------------------------------------
           MARTIN F. EGAN, Senior Vice President, Chief Financial
           Officer and Secretary (principal financial and accounting
           officer)

           /s/ D. Gideon Cohen                                           Date: April 26, 2005
           ----------------------------------------------------------
           D. GIDEON COHEN, Chairman of the Board of Directors,
           Chairman of the Executive Committee

           /s/ Walter T. Beach                                           Date: April 26, 2005
           ----------------------------------------------------------
           WALTER T. BEACH, Director

           /s/ Matthew Cohn                                              Date: April 26, 2005
           ----------------------------------------------------------
           MATTHEW COHN, Director

           /s/ Linda Schaeffer                                           Date: April 26, 2005
           ----------------------------------------------------------
           LINDA SCHAEFFER, Director

           /s/ William H. Lamb                                           Date: April 26, 2005
           ----------------------------------------------------------
           WILLIAM H. LAMB, Director

           /s/ James J. McEntee III                                      Date: April 26, 2005
           ----------------------------------------------------------
           JAMES J. MC ENTEE III, Director

           /s/ Joan Specter                                              Date: April 26, 2005
           ----------------------------------------------------------
           JOAN SPECTER, Director

           /s/ Steven Stein                                              Date: April 26, 2005
           ----------------------------------------------------------
           STEVEN STEIN, Director

           /s/ Leon A. Huff                                              Date: April 26, 2005
           ----------------------------------------------------------
           LEON A. HUFF, Director

           /s/ Michael J. Bradley                                        Date: April 26, 2005
           ----------------------------------------------------------
           MICHAEL J. BRADLEY, Director

                                  EXHIBIT INDEX

The following exhibits are filed herewith:


                EXHIBIT                         DOCUMENT
                -------   ------------------------------------------------------

                 4.1(1)   Certificate of Incorporation of Registrant

                 4.2(1)   Bylaws of Registrant

                 4.3(2)   Specimen copy of Common Stock Certificate

                 4.4      1999 Stock Option Plan (as amended through
                          June 18, 2003)

                 4.5      Form of Grant of Non-Qualified Stock Options

                 4.6      Form of Grant of Incentive Stock Options

                 5.1 Opinion of Ledgewood, a professional corporation, as to the legality of the securities to be offered

                23.1      Consent of Grant Thornton LLP

                23.2 Consent of Ledgewood, a professional corporation (included as part of Exhibit 5.1)

                24.1      Power of Attorney (included as part of signature page)


         (1) Filed previously as an exhibit to registrant's Registration Statement on Form S-4 dated July 15, 2004 and by this reference incorporated herein.

         (2) Filed previously as an exhibit to registrant's Registration Statement on Form S-4/A dated September 28, 2004 and by this reference incorporated herein.